UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Cracker Barrel Old Country Store, Inc.
(Name of Registrant as Specified In Its Charter)

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On October 28, 2012 representatives of Cracker Barrel Old Country Store, Inc. (the “Company”) delivered the following presentation materials to Institutional Shareholder Services (“ISS”) in supplement to the Company’s presentation materials provided to ISS on October 26, 2012.

EXHIBIT #1

The following summary includes sales transactions by members of the Board of Directors since May 24, 2011 (as reflected in Form 4 filings with the SEC). This summary also assumes that Biglari Holdings’ analysis included gross sales for option transactions and did not offset or back out tax sales so we also focused on gross sales of the transaction. The Company’s analysis did not include Section 16(b) executive officers who were not members of the Board of Directors when reconciling the reported $38,058,000 in stock sales.

Gross Transactions:

Director Trades since May 24, 2011 (excluding Cochran and Woodhouse): $3,854,709

•	Approximately 10% of aggregate $38M is attributed to non-executive directors

•	Approximately 85% of this amount relates to transactions by departing/departed directors

•	Balance of $583,246 represents option exercises by Martha Mitchell for 10,312 shares

Cochran Trades since May 24, 2011: $4,019,876

•

All equity proceeds emanating from these transactions were solely utilized to (1) offset the strike price of options and (2) pay the tax liability associated with the subject transactions. Ms. Cochran then retained all net shares remaining from the applicable award grants after the settlement of these obligations.

Woodhouse Trades since May 24, 2011: $30,183,415

(approximately 80% of the aggregate $38M)

•	10/4 -22, 2012 - 10b5-1 plan

•	9/12/12 - 2011 LTI shares

•	8/2/12 - 2010 LTPP shares

•	3/7/12 option exercise = $10,100,516

•	3/6/12 option exercise = $5,516,415

•	3/5/12 sale = $363,000

•	3/4/12 option exercise = $2,905,980

•	7/27/11 sale = $406,166

•	7/26/11 sale = $407,077

23.9%
22.8%
18.4%
16.5%
16.2%
14.7%
13.2%
10.4%
10.3%
8.3%
6.9%
6.5%
3.0%
Denny's
Panera Bread
Brinker International
Buffalo Wild Wings
Cracker Barrel
Darden Restaurants
Texas Roadhouse
BJ's Restaurants
Bob Evans Farms
DineEquity
Red Robin Gourmet Burgers
Biglari Holdings
Ruby Tuesday

LTM ROIC ANALYSIS
Source:  Public filings
Note:  Highlighted bars indicate CBRL core peer set as communicated in 26-Oct-2012 ISS presentation.  ROIC calculated as NOPAT over 1-year average invested capital. Invested Capital calculated as Book Value of Total Debt plus Book Value of Total Equity. Debt figures exclude interest rate swap liability. Denny's and Ruby Tuesday's ROIC calculations reflect an illustrative 30% effective tax rate due to not material reported effective tax rate in the LTM period.
Exhibit #2

EBITDAR MARGIN AND ROIC ANALYSIS
Restaurant Companies Used For Comparison in Biglari Holdings Presentation
Rank Company
1 DineEquity 37.1%
95.0%
8.3%
2 Panera Bread 22.0%
51.3%
22.8%
3 Buffalo Wild Wings 19.5%
59.8%
16.5%
4 Denny's 17.7%
89.5%
23.9%
5 BJ’s Restaurants 16.6%
NA
10.4%
6 Brinker International 16.5%
45.4%
18.4%
7 Darden Restaurants 15.5%
NA
14.7%
8 Texas Roadhouse 15.0%
18.9%
13.2%
9 Red Robin Gourmet Burgers 15.0%
39.6%
6.9%
10 Bob Evans Farms 13.9%
NA
10.3%
11 Cracker Barrel 12.8%
NA
16.2%
12 Ruby Tuesday 11.8% 11.0% 3.0%
Exhibit #3
ROIC³
Percentage Franchised²
LTM EBITDAR Margin¹
Source:  Public filings
Note:  Highlighting indicates CBRL core peer set as communicated in 26-Oct-2012 ISS presentation. Restaurant Companies Used For Comparison in
(1) LTM EBITDAR Margin calculated based on adjusted EBITDA figures for non-recurring items.
(2) Percentage franchised based on latest public filings.
(3) ROIC calculated as NOPAT over 1-year average invested capital.  Invested Capital calculated as Book Value of Total Debt plus Book Value of  Total
Equity. Debt figures exclude interest rate swap liability. Denny's and Ruby Tuesday's ROIC calculations reflect an illustrative 30% effective tax rate due to not material reported effective tax rate in the LTM period.
Biglari Holdings Presentation omits CAKE and BH from CBRL core peers.